EXHIBIT 2.2
                                                                     -----------



                                                                  Execution Copy

                                    AMENDMENT

         regarding the

         SHARE PURCHASE AND TRANSFER OF ASSETS AND LIABILITIES
         AGREEMENT (THE AGREEMENT)

         dated as of December 22, 2003



         between



         SOFIDIV SAS, a company duly incorporated under French law with its registered office at 65, Avenue Edouard Vaillant, 92100 Boulogne, France

                                                            (hereinafter SELLER)



         and



         CONCORD WATCH COMPANY SA, a company duly incorporated under Swiss law with its registered office at 35, Nidaugasse, 2502 Bienne, Switzerland

                                                         (hereinafter PURCHASER)



         Seller and Purchaser acknowledge that the Agreement shall be amended as follows:

(1) Irrespective of Articles 3.1, 3.2, 15.2 of the Agreement and Schedule 15.2, the pension liability regarding Mr. Tony Anders and the related assets shall not be transferred to or otherwise assumed by Purchaser or any Purchaser's Affiliate

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         and shall remain as at the German Closing Date with the relevant
         Seller's Affiliate.

(2) Notwithstanding anything to the contrary in Article 6.4 of the Agreement, Seller shall cause the after sales services spare parts and the finished goods in consignment located in Malaysia and forming part of the Business Inventory to be retained by the appropriate Seller's Affiliate or consignee respectively in Malaysia and such after sales services spare parts and finished goods in consignment shall remain in Malaysia until the Closing Date. The parties agree that, in accordance with Article 7.3(ii)(b) of the Agreement, upon the Closing title to such after sales services spare parts and the finished goods in consignment shall be transferred to Purchaser's Affiliate in Singapore. Notwithstanding such transfer, Seller and Purchaser agree that (i) Seller shall cause such after sales services spare parts to be held in Malaysia by the appropriate Seller's Affiliate and that (ii) the finished goods in consignment shall remain held in consignment with the respective consignees, respectively for the benefit of Purchaser and the relevant Purchaser's Affiliate. Upon notice from Purchaser that it wishes to assume possession of such after sales services spare parts, Seller shall cause such assets to be delivered to Purchaser or its designee ; it being expressly agreed that, with respect to such finished goods in consignment, Purchaser and Purchaser's Affiliate shall, as from the Closing, take full and sole responsibility for the contractual relationship with the consignees.

(3) A - Notwithstanding anything to the contrary in Article 6.4 of the Agreement, except for finished goods that are in consignment, the finished goods in Malaysia shall be shipped to Seller's Affiliate in Hong Kong and thereafter transferred, as at the Closing Date, from such Seller's Affiliate in Hong Kong to the relevant Purchaser's Affiliate in Hong Kong.

         B - The parties expressly agree that, notwithstanding anything to the contrary in Article 7.3(ii)(b), the finished goods shipped from Seller's Affiliate in Malaysia to Seller's Affiliate in Hong Kong are scheduled to arrive in Seller's Affiliate's premises in Hong Kong on March 2, 2004 at the earliest and that, for the purpose of the relevant ancillary agreement to be entered into between the relevant Seller's Affiliate and the relevant Purchaser's Affiliate in Hong Kong, such finished goods will be deemed arrived in such Seller's Affiliate's premises in Hong Kong as at March 1, 2004,.

(4) The parties agree that, in accordance with Article 7.3(ii)(b) of the Agreement and subject to the provisions of article 3-B hereabove with respect to Hong Kong, title to the finished goods and spare parts located in Hong Kong and Singapore and

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         forming part of the Business Inventory shall be transferred to
         Purchaser's Affiliates in Hong Kong and Singapore, respectively. Notwithstanding such transfers, Seller and Purchaser agree that Seller shall cause the spare parts to be held in Hong Kong and Singapore by the appropriate Seller's Affiliate for the benefit of the relevant Purchaser's Affiliate. Upon notice from Purchaser that it wishes to assume possession of such spare parts, Seller shall cause such assets to be delivered to Purchaser or its designee.

(5) The parties agree that, in accordance with Article 7.3(ii)(b) of the Agreement, title to the finished goods and spare parts located in UK and Japan and forming part of the Business Inventory shall be transferred to Purchaser's Affiliates in UK and Japan, respectively. Notwithstanding such transfers, Seller and Purchaser agree (i) that Seller shall cause such finished goods other than finished goods in consignment and such spare parts to be held in UK and Japan by the appropriate Seller's Affiliate for the benefit of the relevant Purchaser's Affiliate, and (ii) that the finished goods in consignment shall remain in consignment with the respective consignees. Upon notice from Purchaser that it wishes to assume possession of such finished goods other than finished goods in consignment and such spare parts, Seller shall cause such assets to be delivered to Purchaser or its designee ; it being expressly agreed that, with respect to such finished goods in consignment, Purchaser and Purchaser's Affiliate shall, as from the Closing, take full and sole responsibility for the contractual relationship with the consignees.

(6) The parties agree that notwithstanding Articles 3.1 and 7.3(ii)(b) of the Agreement, the transfer of the Business Assets and Business Liabilities in France will be made from LVMH Montres et Joaillerie France SA to Swisswave and that, notwithstanding anything to the contrary in Article 1, Definition of "Purchaser's Affiliates", and
         Schedule 1.56 of the Agreement, and solely for the purpose of such transfer, Swisswave shall be deemed to be a Purchaser's Affiliate as that term is defined in the Agreement and (i) such transfer shall be deemed to be a transfer between Seller's Affiliate and a Purchaser's Affiliate for purposes of the Agreement and (ii) any agreement entered into between LVMH Montres et Joaillerie France SA as a Seller's Affiliate and Swisswave as Purchaser's Affiliate to give effect to such transfer shall be consistent with the Agreement as hereby amended. Without limiting the generality of the foregoing, but for greater certainty, nothing in this Section (6) shall be deemed to otherwise modify, amend or otherwise alter any covenant, representation or warranty, obligation or agreement of Seller contained in the Agreement, including any covenant, representation or warranty, obligation or agreement of Seller regarding Swisswave.

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(7)      Notwithstanding Article 5.8 of the Agreement, the distributorship agreements between the Company and Seller's Affiliates shall be terminated as of the Closing Date but for the distributorship agreements in Germany and France, which shall be transferred as at German Closing to the German Newco and as at Closing to Swisswave, respectively.

(8)      Article 5.12 of the Agreement (Zoe Tay) shall be deleted.

(9) Article 17.6 of the Agreement shall be corrected. The first part of the first sentence shall read: "Seller and, as appropriate, Seller's Affiliate shall retain and make available to Purchaser, as reasonably requested by Purchaser all information, records or documents relating to the Business or the Transferred Employees for all periods prior to the Closing and shall preserve all such information, records and documents until the later of:"

(10) The parties agree that notwithstanding Articles 3.1 and 7.3(ii)(b) of the Agreement but in accordance with Article 17.5 of the Agreement, the transfer of the Business Assets in Taiwan will be made from LVMH Watch & Jewelry Taiwan Ltd., Taiwan Branch to Cosa Liebermann Ltd., Taiwan Branch (H.K.), a company duly incorporated under the law of Taiwan (R.O.C.) ("PURCHASER'S DISTRIBUTOR") and that, notwithstanding anything to the contrary in Article 1, Definition of "Purchaser's Affiliates", and Schedule 1.56 of the Agreement, and solely for the purpose of such transfer, Purchaser's Distributor shall be deemed to be a Purchaser's Affiliate as that term is defined in the Agreement and (i) such transfer shall be deemed to be a transfer between Seller's Affiliate and a Purchaser's Affiliate for purposes of the Agreement and (ii) any agreement entered into between LVMH Watch & Jewelry Taiwan Ltd., Taiwan Branch as a Seller's Affiliate and Purchaser's Distributor as Purchaser's Affiliate to give effect to such transfer shall be consistent with the Agreement as hereby amended.

(11) Notwithstanding anything to the contrary in Article 6.1 and Schedule 02/1 of the Agreement, the participation in Parsicor in the amount of CHF 5,000 shall remain in the Company.

(12) Notwithstanding anything to the contrary in Article 7.3(ii)(e) of the Agreement, with respect to the board of directors of Swisswave, Seller shall deliver only the resignation letter of Michel Mousselon regarding the board of directors.

         Notwithstanding anything to the contrary in Article 7.3(ii)(f) of the Agreement, Seller shall not have to convene shareholders meetings to be held on the Closing Date for each of the Company and SA Immeuble de la Paix 101.

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(13)     Notwithstanding the Cap, the Threshold, any other limitation or exclusion of liability set forth in the Agreement, the contents of the Disclosed Documents or any other aspect of this Agreement, Seller shall indemnify and hold harmless the Company from all tax liability arising in the Company related to the debt forgiveness according to Article 6.3 of the Agreement. Seller shall be empowered to conduct the negotiations with the relevant tax authorities in this specific respect on behalf of the Company and with the reasonable support from Purchaser and the Company.

(14) The terms used herein, to the extent not defined differently shall have the meaning given to them in the Agreement.

(15) This Amendment shall be subject to the choice of law and arbitration clause (Article 21) of the Agreement which shall be included in this Amendment by reference thereto.



Geneva, March 1, 2004

For Seller


/s/ Michel Mousselon
----------------------
Michel Mousselon



For Purchaser


/s/ Richard Cote                            /s/ Kurt Burki
----------------------                      ---------------------
Richard Cote                                Kurt Burki